Exhibit 99.1

PRESS RELEASE Mellanox Technologies, Ltd.

Press/Media Contact:

Brian Sparks

408-970-3400

media@mellanox.com

U.S. Investor Contact:

Janine Zanelli

408-916-0012

janine@mellanox.com

Israel Investor Contact:

Nava Ladin

Gelbart Kahana Investor Relations

+972-3-6074717

nava@gk-biz.com

Mellanox Technologies, Ltd. Announces Record Quarterly Results

58.5 Percent Year-over-Year Revenue Growth

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — July 20, 2011 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end connectivity solutions for servers and storage systems, today announced record revenue of $63.3 million for its fiscal second quarter 2011, ended June 30, 2011, exceeding the quarter billion dollar annualized revenue run rate milestone.

Second Quarter Highlights

•                  Revenues were $63.3 million

•                  GAAP gross margins were 64.9 percent; non-GAAP gross margins were 68.9 percent

•                  GAAP operating income was $2.8 million; non-GAAP operating income was $10.9 million, or 17.3 percent of revenues

•                  GAAP net income: $2.1 million; non-GAAP net income $10.3 million

•                  GAAP net income per diluted share: $0.06; non-GAAP net income per diluted share $0.27

Mellanox Technologies, Ltd. Announces Record Quarterly Results

•                  $12.5 million in cash provided by operating activities

•                  $107.1 million in total cash and investments at June 30, 2011; a sequential increase of $13.7 million

Financial Results

In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $63.3 million, up 15.1 percent from $55.1 million in the first quarter of 2011, and up 58.5 percent from $40.0 million in the second quarter of 2010.

GAAP gross margins in the second quarter of 2011 were 64.9 percent, compared with 64.7 percent in the first quarter of 2011 and 74.5 percent in the second quarter of 2010.

Non-GAAP gross margins in the second quarter of 2011 were 68.9 percent, compared with 68.4 percent in the first quarter of 2011 and 74.7 percent in the second quarter of 2010.

GAAP net income in the second quarter of 2011 was $2.1 million or $0.06 per diluted share, compared with net loss of ($1.6) million or ($0.05) per diluted share in the first quarter of 2011, and $5.3 million or $0.15 per diluted share in the second quarter of 2010.

Non-GAAP net income in the second quarter was $10.3 million, or $0.27 per diluted share, compared with $9.2 million or $0.24 per diluted share in the first quarter of 2011, and $10.4 million, or $0.29 per diluted share in the second quarter of 2010.

The second quarter 2011 non-GAAP net income results exclude $5.4 million of share-based compensation expenses compared to $4.3 million in the first quarter of 2011. It also excludes amortization of acquired intangible assets of $2.8 million associated with the acquisition of Voltaire, Ltd. on February 7, 2011, compared to $2.1 million in the first quarter of 2011.  The first quarter 2011 non-GAAP net income results also excluded $4.4 million of other acquisition related charges.

Total cash and investments were $107.1 million at June 30, 2011. The company generated $12.5 million in cash from operating activities during the quarter.

“Reaching the quarter-billion dollar annualized revenue run rate is a significant milestone for Mellanox,” said Eyal Waldman, chairman, president and CEO of Mellanox Technologies. “We completed the successful integration of Voltaire into Mellanox, and during the quarter we introduced our end-to-end FDR 56Gb/s InfiniBand and 40 Gigabit Ethernet interconnect solutions. We are encouraged by the momentum of design-wins and traction we see in various vertical markets and applications for these solutions.”

Recent Mellanox Press Release Highlights

•                  June 27 — Mellanox Accelerates Half of the World’s Petaflop Systems; Delivers Scalable Networking for Next Generation Supercomputers

•                  June 20 — Mellanox and Lawrence Livermore National Laboratory Demonstrate Leading Performance and Scalability for HPC Applications

•                  June 20 — Mellanox FDR InfiniBand Selected to Deliver PetaScale Performance for Europe’s Fastest Supercomputer

•                  June 20 — Mellanox Announces Complete End-to-End FDR 56Gb/s InfiniBand Interconnect Solutions for Uncompromised Clustering Performance and Scalability

•                  June 13 — CNSX Markets Selects Mellanox 10GbE to Accelerate Trading and Market Data Distribution

•                  June 6 — Mellanox Introduces ConnectX-3, The Industry’s First FDR 56Gb/s InfiniBand and 10/40 Gigabit Ethernet Multi-Protocol Adapter; Delivers World-Record Bandwidth and Latency Performance

•                  May 18 — Mellanox Sets New Low-Latency Record for Real-time Market Data over 10GbE on IBM Systems

•                  May 16 — Mellanox Message Acceleration Software Enables Lowest-Latency for a Wide Range of Financial Services and Web 2.0 Applications

•                  May 9 — Mellanox Introduces World’s First High Density, 36-Port 40 Gigabit Ethernet Switches for Superior Server and Storage Connectivity

•                  May 9 — Mellanox Accelerates Hadoop and Memcached for Web 2.0 Applications

Conference Calls

Mellanox will broadcast its second quarter conference call at 2 p.m. Pacific Time (5 p.m. Eastern). To listen to the call, dial 877-831-3840 approximately ten minutes prior to the start time.

Mellanox will also conduct a conference call on Thursday, July 21 at 9 a.m. Israel Time to discuss the company’s second quarter 2011 financial results in Hebrew. To listen to the call, dial +972-3-9180609 approximately 10 minutes prior to the start of the call.

The Mellanox financial results conference call will be available via a live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com.  Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will also be available on the Mellanox website.

About Mellanox

Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet connectivity solutions and services for servers and storage. Mellanox products optimize data center performance and deliver industry-leading bandwidth, scalability, power conservation and cost-effectiveness while converging multiple legacy network technologies into one future-proof architecture. The company offers innovative solutions that address a wide range of markets including HPC, enterprise, mega warehouse data centers, cloud computing, Internet and Web 2.0.

Founded in 1999, Mellanox Technologies is headquartered in Sunnyvale, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP financial measures, including non-GAAP gross profit, operating income, net income and earnings per share. These supplemental measures exclude share-based compensation expenses, changes in certain deferred tax assets and acquisition related charges. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses, changes in deferred tax assets and acquisition related charges because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations.  Further, management believes certain non-cash charges, such as share-based compensation and changes in certain deferred tax assets do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP adjustments is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, the impact of our acquisition of Voltaire discussed herein on the Company’s actual financial results, negative customer reaction to the acquisition, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM customers, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, our ability to successfully integrate Voltaire’s operations with our operation following the closing of the transaction, and our ability to protect our intellectual property rights.

In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our form 10-Q filed with the SEC on May 9, 2011, and our form 10-K filed with the SEC on March 7, 2011. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, BridgeX, ConnectX, CORE-Direct, InfiniBridge, InfiniHost, InfiniScale, PhyX, Virtual Protocol Interconnect and Voltaire are registered trademarks of Mellanox Technologies, Ltd. FabricIT, MLNX-OS, and SwitchX are trademarks of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Total revenues	$63,345	$39,958	$118,402	$76,168
Cost of revenues	22,249	10,189	41,665	19,212
Gross profit	41,096	29,769	76,737	56,956
Operating expenses:
Research and development	23,689	13,995	43,999	26,272
Sales and marketing	9,989	5,409	18,544	10,422
General and administrative	4,659	2,749	13,104	5,385
Total operating expenses	38,337	22,153	75,647	42,079
Income from operations	2,759	7,616	1,090	14,877
Other income, net	88	49	136	162
Income before taxes	2,847	7,665	1,226	15,039
Provision for taxes on income	(719)	(2,349)	(722)	(4,485)
Net income	$2,128	$5,316	$504	$10,554
Net income per share — basic	$0.06	$0.16	$0.01	$0.32
Net income per share — diluted	$0.06	$0.15	$0.01	$0.30
Shares used in computing income per share:
Basic	35,147	33,557	34,820	33,260
Diluted	37,279	35,580	37,079	35,220

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data and percentages, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Reconciliation of GAAP net income to non-GAAP:
GAAP net income	$2,128	$5,316	$504	$10,554
Adjustments:
Share-based compensation expense:
Cost of revenues	225	97	369	187
Research and development	3,004	1,942	5,357	3,835
Sales and marketing	1,298	610	2,317	1,253
General and administrative	904	773	1,666	1,535
Total share-based compensation expense	5,431	3,422	9,709	6,810
Amortization of acquired intangibles:
Cost of revenue	2,316	—	4,168	—
Sales and marketing	438	—	692	—
Total amortization of acquired intangibles	2,754	—	4,860	—
Other acquisition related charges	—	—	4,394	—
Deferred taxes in Israel	—	1,701	—	3,468
Non-GAAP net income	$10,313	$10,439	$19,467	$20,832

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$63,345	$39,958	$118,402	$76,168
GAAP gross profit	41,096	29,769	76,737	56,956
GAAP gross margin	64.9%	74.5%	64.8%	74.8%
Share-based compensation expense	225	97	369	187
Acquisition related charges	2,316	—	4,168	—
Non-GAAP gross profit	$43,637	$29,866	$81,274	$57,143
Non-GAAP gross margin	68.9%	74.7%	68.6%	75.0%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$38,337	$22,153	$75,647	$42,079
Share-based compensation expense	(5,206)	(3,325)	(9,340)	(6,623)
Acquisition related charges	(438)	—	(5,086)	—
Non-GAAP operating expenses	$32,693	$18,828	$61,221	$35,456

Reconciliation of GAAP income from operations to non-GAAP:
GAAP income from operations	$2,759	$7,616	$1,090	$14,877
Share-based compensation expense	5,431	3,422	9,709	6,810
Acquisition related charges	2,754	—	9,254	—
Non-GAAP income from operations	$10,944	$11,038	$20,053	$21,687

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data and percentages, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

GAAP shares - basic	35,147	33,557	34,820	33,260
Adjustments:
Impact from weighted outstanding shares*	294	179	621	476
Non-GAAP shares - basic	35,441	33,736	35,441	33,736

GAAP shares - diluted	37,279	35,580	37,079	35,220
Adjustments:
Impact from weighted outstanding shares*	294	179	621	476
Effect of dilutive securities under GAAP**	(2,132)	(2,023)	(2,259)	(1,960)
Total options vested and exercisable	3,018	2,734	3,018	2,734
Non-GAAP shares - diluted	38,459	36,470	38,459	36,470

GAAP diluted net income per share	$0.06	$0.15	$0.01	$0.30
Adjustments:
Share-based compensation expense	0.14	0.09	0.27	0.19
Amortization of acquired intangibles	0.07	0.00	0.13	0.00
Other acquisition related charges	0.00	0.00	0.12	0.00
Deferred taxes in Israel	0.00	0.05	0.00	0.10
Impact from weighted outstanding shares*	0.00	0.00	(0.01)	(0.01)
Effect of dilutive securities under GAAP**	0.02	0.02	0.03	0.03
Total options vested and exercisable	(0.02)	(0.02)	(0.04)	(0.04)
Non-GAAP diluted income per share	$0.27	$0.29	$0.51	$0.57

* Under GAAP, shares used in computing income per share are adjusted for the amount of time they are outstanding during the period.  The number of shares used in computing income per share has been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

** This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential common shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$72,797	$107,994
Short-term investments	29,037	141,959
Restricted cash	5,218	3,353
Accounts receivable, net	45,512	19,893
Inventories	15,474	11,717
Deferred taxes	681	616
Prepaid expenses and other	5,418	3,871
Total current assets	174,137	289,403
Property and equipment, net	21,836	15,490
Severance assets	9,584	5,792
Intangible assets, net	31,426	290
Goodwill	132,885	—
Deferred taxes	954	1,422
Other long-term assets	6,823	3,358
Total assets	$377,645	$315,755

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,550	$6,526
Other accrued liabilities	27,132	15,885
Deferred revenue	4,426	1,051
Capital lease obligations, current	316	316
Total current liabilities	49,424	23,778
Accrued severance	12,731	7,355
Deferred revenue	2,606	563
Capital lease obligations	—	158
Other long-term obligations	4,676	2,211
Total liabilities	69,437	34,065
Shareholders’ equity
Ordinary shares	145	141
Additional paid-in capital	291,309	265,481
Accumulated other comprehensive income	1,136	954
Retained earnings	15,618	15,114
Total shareholders’ equity	308,208	281,690
Total liabilities and shareholders’ equity	$377,645	$315,755

Mellanox Technologies, Ltd.

Condensed Consolidated Statement of Cash Flows

(in thousands, unaudited)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net income	$504	$10,554
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,896	2,457
Deferred income taxes	579	3,468
Share-based compensation expense	9,709	6,810
Gain on investments	(116)	(87)
Excess tax benefit from share-based compensation	(387)	(690)
Changes in assets and liabilities:
Accounts receivable, net	(13,196)	(740)
Inventory	842	(2,867)
Prepaid expenses and other assets	263	1,015
Accounts payable	8,483	1,285
Accrued liabilities and other payables	10,503	573
Net cash provided by operating activities	26,080	21,778

Cash flows from investing activities:
Acquisition of Voltaire Ltd., net of cash acquired of $3,961	(203,704)	—
Purchase of severance-related insurance policies	(425)	(390)
Purchases of short-term investments	(22)	(104,024)
Proceeds from sale of short-term investments	135,474	96,742
Proceeds from maturities of short-term investments	4,425	22,096
Increase in restricted cash deposit	(2,200)	—
Purchase of property and equipment	(4,487)	(6,521)
Purchase of equity investment in a private company	—	(135)
Net cash provided by (used) in investing activities	(70,939)	7,768

Cash flows from financing activities:
Principal payments on capital lease obligations	(158)	(349)
Proceeds from issuance of common stock to employees	9,433	5,420
Excess tax benefit from share-based compensation	387	690
Net cash provided by financing activities	9,662	5,761

Net increase (decrease) in cash and cash equivalents	(35,197)	35,307
Cash and cash equivalents at beginning of period	107,994	43,640
Cash and cash equivalents at end of period	$72,797	$78,947